UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 20, 2007
Commission File Number	Exact Name of Registrant as Specified in Charter;State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760
1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (217) 523-3600	37-0211380
333-56594	Ameren Energy Generating Company (Illinois Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	37-1395586
2-95569	CILCORP Inc. (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-1169387
1-2732	Central Illinois Light Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211050

1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Reference is made to Note 3 - Rate and Regulatory Matters to our financial statements under Part II, Item 8; Outlook and Liquidity and Capital Resources under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part I, Item 1A. Risk Factors, all in the Form 10-K for the year ended December 31, 2006, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiaries, Union Electric Company, doing business as AmerenUE (“UE”), Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Ameren Energy Generating Company (“Genco”), CILCORP Inc. (“CILCORP”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), and Illinois Power Company, doing business as AmerenIP (“IP”) (collectively, the “registrants”), for a discussion of proposed rate freeze legislation in Illinois applicable to CIPS, CILCO and IP and a discussion of credit rating changes issued in response to proposed rate freeze legislation. Reference is also made to the Current Report on Form 8-K filed by Ameren and certain of its registrant subsidiaries on March 15, 2007. CIPS, CILCO and IP are collectively referred to herein as the “Ameren Illinois utilities.”

On April 20, 2007, the Illinois Senate approved legislation, known as Senate Bill 1592, that, if enacted into law, would reduce electric rates of CIPS, CILCO and IP to the rates which were in effect prior to January 2, 2007. Senate Bill 1592 would not impact other Illinois utilities. Senate Bill 1592 provides that the cost of electric energy reflected in the Ameren Illinois utilities’ electric rates in effect prior to January 2, 2007 cannot be changed for a period of one year after enactment into law. This would prevent the Ameren Illinois utilities from recovering from retail customers substantial portions of the cost of electric energy the Ameren Illinois utilities are purchasing under wholesale contracts for at least one year after enactment into law, and would cause the Ameren Illinois utilities to underrecover their delivery service costs until the Illinois Commerce Commission could approve higher delivery service rates. Senate Bill 1592 also includes a requirement for refunds, with interest, of charges collected from customers since January 2, 2007 in excess of the pre-January 2, 2007 rates. On March 6, 2007, the Illinois House of Representatives approved legislation that would apply to all electric utilities in Illinois and which provides for a three-year rate freeze and included a similar refund requirement. To become law in Illinois, legislation must be passed by the House and Senate and signed by the Governor. The Governor has previously expressed support for rate freeze legislation. Despite passage by the Illinois House of Representatives of rate freeze legislation and statements by the Illinois Governor in support of rate freeze legislation, it is uncertain whether Senate Bill 1592 or any rate freeze legislation will ultimately be enacted into law.

Ameren, CIPS, CILCORP, CILCO and IP believe that any legislation reducing electric rates to pre-January 2, 2007 levels is unlawful and unconstitutional. In the event that such legislation is enacted into law, the Ameren Illinois utilities intend to vigorously pursue all available legal actions and strategies to protect their legal and financial interests, including seeking immediate injunctive relief to prevent the implementation of such legislation. They believe that such actions will be successful in both enjoining the implementation of, and ultimately invalidating, such legislation.

Even if efforts to promptly enjoin the implementation of legislation to reduce electric rates to pre-January 2, 2007 levels were successful, Ameren, CIPS, CILCORP, CILCO and IP believe that the mere enactment into law of such legislation would nonetheless result in material adverse consequences to CIPS, CILCORP, CILCO and IP until final resolution of any litigation challenging such legislation. These material adverse consequences would include a significant drop in credit ratings to deep junk (or speculative) status, requirements to post collateral or other assurances for certain obligations, a reduction in access to the capital markets on reasonable terms and higher borrowing costs. These material adverse consequences could also include higher power supply costs, an inability to make timely energy infrastructure investments, disruption in electric and gas service and significant job losses. Consequently, the Ameren Illinois utilities anticipate that their results of operations, financial position and liquidity would be materially adversely affected. Ameren’s results of operations, financial position and liquidity could also be materially adversely affected.

If legislation to reduce electric rates to pre-January 2, 2007 levels is enacted into law and the implementation of such legislation is not promptly enjoined, Ameren, CIPS, CILCORP, CILCO and IP believe that their results of operations, financial position, and liquidity would be materially adversely affected. Any action, including any legislation to reduce electric rates to pre-January 2, 2007 levels, that impairs the ability of the Ameren Illinois utilities to fully recover purchased power or distribution costs from their electric customers in a timely manner would result in material adverse consequences to CIPS, CILCORP, CILCO and IP. These material adverse consequences would include a significant drop in credit ratings to deep junk (or speculative) status, a severe limitation on their ability to procure reasonable financing from third party lending sources, higher borrowing costs, higher power supply costs, an inability to make timely energy infrastructure investments, requirements to post collateral or other assurances for certain obligations, the likely disruption in electric and gas service, significant job losses, and ultimately the financial insolvency, and bankruptcy of CIPS, CILCORP, CILCO and IP.

The Ameren Illinois utilities believe that a constructive, non-legislative solution to the current rate situation remains in the best interests of all stakeholders, including the customers of the Ameren Illinois utilities, and the Ameren Illinois utilities remain committed to working with stakeholders to reach such a solution.

Standard & Poor’s Rating Services, a division of The Mc-Graw Hill Companies (“S&P”), indicated in its March 9, 2007 report that if Senate Bill 1592 was passed by the full Senate, the issuer credit ratings on the Ameren Illinois utilities would be immediately lowered to “BB+”. S&P also indicated in such report that it would further lower the ratings on the Ameren Illinois utilities if rate freeze legislation “of any meaningful length” is approved by both chambers of the Illinois General Assembly, and such ratings may be lowered precipitously in such circumstance. Moody’s Investors Service Inc. (“Moody’s”) indicated in its March 12, 2007 report that, in the event of the passage and enactment of rate freeze legislation, the credit ratings of the Ameren Illinois utilities could be downgraded well into speculative grade. Moody’s also indicated in its report that the rating outlook for UE was negative due to, among other things, the ongoing uncertainty with regards to the Ameren Illinois utilities and the ability of the Ameren Illinois utilities to provide dividends to Ameren in the future. On April 2, 2007, Fitch Ratings (“Fitch”) downgraded the issuer default ratings of Ameren from “A-” to “BBB+” and the issuer default ratings of each of CIPS, CILCORP and CILCO from “BBB+” to “BB+”, in addition to other rating downgrades with respect to Ameren, UE, CIPS, CILCORP and CILCO on that date. The ratings for Ameren, CIPS, CILCORP, CILCO and IP remain on “negative watch.” Fitch stated that the downgrade of CIPS, CILCORP and CILCO “follows the inability of the Illinois utilities to reach an agreement concerning the recovery of purchased power costs with the Illinois Senate before it adjourned before the mid-term break” on March 30, 2007 and that the downgrade of Ameren was “based upon an increased overall corporate risk profile due to the regulatory environment in Illinois.”

In addition, if rate freeze legislation is enacted, Ameren, CILCORP and IP will need to assess whether they are required to record a charge for goodwill impairment for the goodwill that was recorded when Ameren acquired CILCORP and IP. As of December 31, 2006, Ameren had $830 million, CILCORP $542 million and IP $213 million of goodwill on their balance sheets. Furthermore, if the Ameren Illinois utilities are unable to recover their costs from customers, the utilities could be required to cease applying for the electric portions of their businesses Statement of Financial Accounting Standards (“SFAS”) No. 71, “Accounting for the Effects of Certain Types of Regulation,” which allows the Ameren Illinois utilities to defer certain costs pursuant to actions of rate regulators and to recover such costs in rates charged to customers. This could result in the elimination of the Ameren Illinois utilities’ regulatory assets and liabilities recorded on their, CILCORP’s and Ameren’s balance sheets and a one time extraordinary charge on their, CILCORP’s and Ameren’s statements of income that could be material. As of

December 31, 2006, CIPS, CILCO and IP had regulatory assets, net of deferred taxes, of approximately $56 million, $30 million and $152 million, respectively, and regulatory liabilities, net of deferred taxes, of approximately $100 million, $55 million and $0, respectively. Ameren’s, CILCORP’s and IP’s assessment of any goodwill impairment and Ameren’s, CIPS’, CILCORP’s, CILCO’s and IP’s continued application of SFAS No. 71, for the electric portions of the Ameren Illinois utilities’ businesses, would include consideration of, among other things, their views on the ultimate success of their legal actions and strategies to enjoin the implementation of, and ultimately invalidate, any enacted rate freeze legislation.

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This combined Form 8-K is being filed separately by Ameren, UE, CIPS, Genco, CILCORP, CILCO and IP. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

FORWARD-LOOKING STATEMENTS

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of CIPS, CILCO and IP rate rehearing proceedings, or the enactment of legislation reducing electric rates to 2006 levels and freezing electric rates at such levels or similar actions that impair the full and timely recovery of costs in Illinois;

•	the success of any legal efforts or negotiations with stakeholders;
•	changes in laws and other governmental actions;
•	disruptions of the capital markets or other events that make access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit rating agencies and the effects of such actions;
•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments; and
•	legal and administrative proceedings.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

UNION ELECTRIC COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CILCORP INC.
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CENTRAL ILLINOIS LIGHT COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

ILLINOIS POWER COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date: April 20, 2007